October 15, 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
$1,115,000
Return Notes Linked to an Unequally Weighted
Basket Consisting of the S&P 500® Futures Excess
Return Index, the STOXX® Europe 600 Index and
the MSCI Emerging Markets Index due October 18,
2030
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek unleveraged exposure to the performance of an unequally weighted basket of the S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index and the MSCI Emerging Markets
Index, which we refer to as the Indices, at maturity.
• The weighting of each Index will be determined based on the relative performance of the Indices against each other over the term of the notes. The Index with the best performance will be allocated a weighting of 96.00%, the Index with the second best performance will be allocated a weighting of 4.00% and the Index with the worst performance will be allocated a weighting of 0.00%.
• Investors should be willing to forgo interest and dividend payments and be willing to lose some or all of their principal amount at maturity.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes priced on October 15, 2025 and are expected to settle on or about October 20, 2025.
• CUSIP: 48136HW20
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$5
$995
Total
$1,115,000
$5,575
$1,109,425
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $5.00 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of
Distribution (Conflicts of Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $973.50 per $1,000 principal amount note.
See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Basket: The notes are linked to an unequally weighted
basket consisting of the following:
• the S&P 500® Futures Excess Return Index (Bloomberg
ticker: SPXFP);
• the STOXX® Europe 600 Index (Bloomberg ticker:
SXXP); and
• the MSCI Emerging Markets Index (Bloomberg ticker:
MXEF)
(each, an “Index” and together, the “Indices”).
Best Performing Index Weighting: 96.00%
Second Best Performing Index Weighting: 4.00%
Pricing Date: October 15, 2025
Original Issue Date (Settlement Date): On or about October
20, 2025
Observation Date*: October 15, 2030
Maturity Date*: October 18, 2030
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and
“General Terms of Notes — Postponement of a Payment Date” in the
accompanying product supplement or early acceleration in the event of a change-in-law event as described under “General Terms of
Notes — Consequences of a Change-in-Law Event” in the
accompanying product supplement and “Selected Risk
Considerations — Risks Relating to the Notes Generally — We May
Accelerate Your Notes If a Change-in-Law Event Occurs” in this pricing supplement
Payment at Maturity:
Your payment at maturity per $1,000 principal amount note
will be calculated as follows:
$1,000 + ($1,000 × Basket Return)
If the Final Basket Value is less than the Initial Basket Value, you will lose some or all of your principal amount at maturity.
Basket Return:
(Final Basket Value – Initial Basket Value)
Initial Basket Value
Initial Basket Value: Set equal to 100 on the Pricing Date
Final Basket Value: The closing level of the Basket on the
Observation Date
Closing Level of the Basket:
100 × [1 + (Best Performing Index Weighting × Index Return
of Best Performing Index) + (Second Best Performing Index
Weighting × Index Return of Second Best Performing Index)
+ (0.00% × Index Return of Least Performing Index)]
Because the Least Performing Index will have a 0.00%
weighting in the Basket, its Index Return will have no effect on the closing level of the Basket.
Best Performing Index: The Index with the highest Index
Return
Second Best Performing Index: The Index with the second
highest Index Return
Least Performing Index: The Index with the lowest Index
Return
Index Return: With respect to each Index,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Index, the closing level of that Index on the Pricing Date, which was 547.72 for the S&P
500® Futures Excess Return Index, 567.77 for the STOXX®
Europe 600 Index and 1,365.69 for the MSCI Emerging
Markets Index
Final Value: With respect to each Index, the closing level of that Index on the Observation Date

PS-2 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
Supplemental Terms of the Notes
The notes are not futures contracts or swaps and are not regulated under the Commodity Exchange Act of 1936, as amended
(the “Commodity Exchange Act”). The notes are offered pursuant to an exemption from regulation under the Commodity Exchange
Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.
For purposes of the accompanying product supplement, the S&P 500® Futures Excess Return Index will be deemed to be an Equity
Index, except as provided below, and any references in the accompanying product supplement to the securities included in an Equity
Index (or similar references) should be read to refer to the securities included in the S&P 500® Index, which is the reference index for the futures contracts included in the S&P 500® Futures Excess Return Index. Notwithstanding the foregoing, the S&P 500® Futures
Excess Return Index will be deemed to be a Commodity Index for purposes of the section entitled “The Underlyings — Indices —
Discontinuation of an Index; Alteration of Method of Calculation” in the accompanying product supplement.
Notwithstanding anything to the contrary in the accompanying product supplement, if a Determination Date (as defined in the accompanying product supplement) has been postponed to the applicable Final Disrupted Determination Date (as defined in the accompanying product supplement) and that day is a Disrupted Day (as defined in the accompanying product supplement), the calculation agent will determine the closing level of the S&P 500® Futures Excess Return Index for that Determination Date on that
Final Disrupted Determination Date in accordance with the formula for and method of calculating the closing level of the S&P 500®
Futures Excess Return Index last in effect prior to the commencement of the market disruption event (or prior to the non-trading day), using the official settlement price (or, if trading in the relevant futures contract has been materially suspended or materially limited, the calculation agent’s good faith estimate of the applicable settlement price that would have prevailed but for that suspension or limitation)
at the close of the principal trading session on that date of each futures contract most recently composing the S&P 500® Futures
Excess Return Index, as well as any futures contract required to roll any expiring futures contract in accordance with the method of calculating the S&P 500® Futures Excess Return Index.
Any values of the Indices, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.

PS-3 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
Hypothetical Payout Profile
The following table and graph illustrate the hypothetical total return at maturity on the notes. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. The hypothetical total returns set forth below assume an Initial Basket Value of 100.00.
Each hypothetical total return or hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table and graph have been rounded for ease of analysis.
Final Basket Value
Basket Return
Total Return on the Notes
Payment at Maturity
165.00
65.00%
65.00%
$1,650.00
150.00
50.00%
50.00%
$1,500.00
140.00
40.00%
40.00%
$1,400.00
130.00
30.00%
30.00%
$1,300.00
120.00
20.00%
20.00%
$1,200.00
110.00
10.00%
10.00%
$1,100.00
105.00
5.00%
5.00%
$1,050.00
101.00
1.00%
1.00%
$1,010.00
100.00
0.00%
0.00%
$1,000.00
95.00
-5.00%
-5.00%
$950.00
90.00
-10.00%
-10.00%
$900.00
80.00
-20.00%
-20.00%
$800.00
70.00
-30.00%
-30.00%
$700.00
60.00
-40.00%
-40.00%
$600.00
50.00
-50.00%
-50.00%
$500.00
40.00
-60.00%
-60.00%
$400.00
30.00
-70.00%
-70.00%
$300.00
20.00
-80.00%
-80.00%
$200.00
10.00
-90.00%
-90.00%
$100.00
0.00
-100.00%
-100.00%
$0.00

PS-4 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
The following graph demonstrates the hypothetical payments at maturity on the notes for a range of Basket Returns.
How the Notes Work
Investors will receive at maturity the $1,000 principal amount plus a return equal to the Basket Return.
Upside Scenario:
• For example, if the closing level of the Basket increases 10.00%, investors will receive at maturity a return equal to 10.00%, or
$1,100.00 per $1,000 principal amount note.
Par Scenario:
• For example, if the Final Basket Value is equal to the Initial Basket Value, investors will receive at maturity the principal amount of their notes.
Downside Scenario:
• For example, if the closing level of the Basket declines 50.00%, investors will lose 50.00% of their principal amount and receive only $500.00 per $1,000 principal amount note at maturity.
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-5 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
How to Determine the Weightings of the Indices
The following examples illustrate a range of performances of the Indices on the Observation Date. The hypothetical examples set forth below assume the following:
• an Initial Value of 100.00 for each Index;
• a Best Performing Index Weighting of 96.00%;
• a Second Best Performing Index Weighting of 4.00%; and
• an Initial Basket Value of 100.00.
Example 1: All Index Returns are positive.
Index
Initial Value
Final Value
Index Return
Basket Weighting
S&P 500® Futures Excess
Return Index
100.00
105.00
5.00%
0.00%
STOXX® Europe 600 Index
100.00
110.00
10.00%
4.00%
MSCI Emerging Markets Index
100.00
115.00
15.00%
96.00%
Basket Return:
14.80%
Because (a) the Index Return of the MSCI Emerging Markets Index is the highest, the MSCI Emerging Markets Index is weighted at
96.00%, (b) the Index Return of the STOXX® Europe 600 Index is the second highest, the STOXX® Europe 600 Index is weighted at
4.00% and (c) the Index Return of the S&P 500® Futures Excess Return Index is the lowest, the S&P 500® Futures Excess Return
Index is weighted at 0.00%.
The Final Basket Value is calculated as follows:
100 × [1 + (96.00% × 15.00%) + (4.00% × 10.00%) + (0.00% × 5.00%)] = 114.80
Therefore, the Basket Return is 14.80%.
Example 2: All Index Returns are negative.
Index
Initial Value
Final Value
Index Return
Basket Weighting
S&P 500® Futures Excess
Return Index
100.00
70.00
-30.00%
96.00%
STOXX® Europe 600 Index
100.00
60.00
-40.00%
4.00%
MSCI Emerging Markets Index
100.00
50.00
-50.00%
0.00%
Basket Return:
-30.40%
Because (a) the Index Return of the S&P 500® Futures Excess Return Index is the highest, the S&P 500® Futures Excess Return Index is weighted at 96.00%, (b) the Index Return of the STOXX® Europe 600 Index is the second highest, the STOXX® Europe 600 Index is weighted at 4.00% and (c) the Index Return of the MSCI Emerging Markets Index is the lowest, the MSCI Emerging Markets Index is weighted at 0.00%.
The Final Basket Value is calculated as follows:
100 × [1 + (96.00% × -30.00%) + (4.00% × -40.00%) + (0.00% × -50.00%)] = 69.60
Therefore, the Basket Return is -30.40%.
Example 3: The Index Returns are mixed.
Index
Initial Value
Final Value
Index Return
Basket Weighting
S&P 500® Futures Excess
Return Index
100.00
101.00
1.00%
96.00%
STOXX® Europe 600 Index
100.00
10.00
-90.00%
0.00%
MSCI Emerging Markets Index
100.00
20.00
-80.00%
4.00%

PS-6 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
Basket Return:
-2.24%
Because (a) the Index Return of the S&P 500® Futures Excess Return Index is the highest, the S&P 500® Futures Excess Return Index is weighted at 96.00%, (b) the Index Return of the MSCI Emerging Markets Index is the second highest, the MSCI Emerging Markets
Index is weighted at 4.00% and (c) the Index Return of the STOXX® Europe 600 Index is the lowest, the STOXX® Europe 600 Index is weighted at 0.00%.
The Final Basket Value is calculated as follows:
100 × [1 + (96.00% × 1.00%) + (4.00% × -80.00%) + (0.00% × -90.00%)] = 97.76
Therefore, the Basket Return is -2.24%.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the Final Basket Value is less than the Initial Basket Value, you will lose 1%
of the principal amount of your notes for every 1% that the Final Basket Value is less than the Initial Basket Value. Accordingly, under these circumstances, you will lose some or all of your principal amount at maturity.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE NOTES DO NOT PAY INTEREST.
• CORRELATION (OR LACK OF CORRELATION) OF THE INDICES —
The notes are linked to an unequally weighted Basket composed of three Indices. In calculating the Final Basket Value, an increase in the level of one of the Indices may be moderated, or more than offset, by a lesser increase or decline in the level of the other Indices. In addition, high correlation of movements in the levels of the Indices during periods of negative returns among the
Indices could have an adverse effect on the payment at maturity on the notes.
• YOU WILL NOT HAVE ANY RIGHTS WITH RESPECT TO THE E-MINI® S&P 500® FUTURES CONTRACTS (THE
“UNDERLYING FUTURES CONTRACTS”) OR THE SECURITIES INCLUDED IN THE INDEX UNDERLYING THE
UNDERLYING FUTURES CONTRACTS.
• YOU WILL NOT RECEIVE DIVIDENDS ON THE SECURITIES INCLUDED IN THE STOXX® EUROPE 600 INDEX OR THE MSCI
EMERGING MARKETS INDEX OR HAVE ANY RIGHTS WITH RESPECT TO THOSE SECURITIES.

PS-7 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
• WE MAY ACCELERATE YOUR NOTES IF A CHANGE-IN-LAW EVENT OCCURS —
Upon the announcement or occurrence of legal or regulatory changes that the calculation agent determines are likely to interfere with your or our ability to transact in or hold the notes or our ability to hedge or perform our obligations under the notes, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of Notes —
Consequences of a Change-in-Law Event” in the accompanying product supplement for more information.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS, is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).

PS-8 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the level of the Basket. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Indices
• JPMORGAN CHASE & CO. IS CURRENTLY ONE OF THE COMPANIES THAT MAKE UP THE S&P 500® INDEX, THE INDEX
UNDERLYING THE UNDERLYING FUTURES CONTRACTS OF THE S&P 500® FUTURES EXCESS RETURN INDEX,
but JPMorgan Chase & Co. will not have any obligation to consider your interests in taking any corporate action that might affect the level of the S&P 500® Futures Excess Return Index.
• THE S&P 500® FUTURES EXCESS RETURN INDEX IS SUBJECT TO SIGNIFICANT RISKS ASSOCIATED WITH THE
UNDERLYING FUTURES CONTRACTS —
The S&P 500® Futures Excess Return Index tracks the excess return of the Underlying Futures Contracts. The price of an
Underlying Futures Contract depends not only on the level of the underlying index referenced by the Underlying Futures Contract, but also on a range of other factors, including but not limited to the performance and volatility of the U.S. stock market, corporate earnings reports, geopolitical events, governmental and regulatory policies and the policies of the Chicago Mercantile Exchange
(the “Exchange”) on which the Underlying Futures Contracts trade. In addition, the futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. These factors and others can cause the prices of the Underlying Futures Contracts to be volatile and could adversely affect the level of the S&P 500® Futures Excess Return Index and any payments on, and the value of, your notes.
• SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE UNDERLYING FUTURES CONTRACTS MAY ADVERSELY
AFFECT THE VALUE OF YOUR NOTES —
Futures markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, the participation of speculators, and government regulation and intervention. In addition, futures exchanges generally have regulations that limit the amount of the Underlying Futures Contract price fluctuations that may occur in a single day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of those limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could delay the calculation of the level of the S&P 500® Futures Excess Return Index and could adversely affect the level of the
S&P 500® Futures Excess Return Index and any payments on, and the value of, your notes.
• THE PERFORMANCE OF THE S&P 500® FUTURES EXCESS RETURN INDEX WILL DIFFER FROM THE PERFORMANCE OF
THE INDEX UNDERLYING THE UNDERLYING FUTURES CONTRACTS —
A variety of factors can lead to a disparity between the performance of a futures contract on an equity index and the performance of that equity index, including the expected dividend yields of the equity securities included in that equity index, an implicit financing cost associated with futures contracts and policies of the exchange on which the futures contracts are traded, such as margin requirements. Thus, a decline in expected dividends yields or an increase in margin requirements may adversely affect the performance of the S&P 500® Futures Excess Return Index. In addition, the implicit financing cost will negatively affect the performance of the S&P 500® Futures Excess Return Index, with a greater negative effect when market interest rates are higher.

PS-9 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
During periods of high market interest rates, the S&P 500® Futures Excess Return Index is likely to underperform the equity index underlying the Underlying Futures Contracts, perhaps significantly.
• NEGATIVE ROLL RETURNS ASSOCIATED WITH THE UNDERLYING FUTURES CONTRACTS MAY ADVERSELY AFFECT
THE LEVEL OF THE S&P 500® FUTURES EXCESS RETURN INDEX AND THE VALUE OF THE NOTES —
The S&P 500® Futures Excess Return Index tracks the excess return of the Underlying Futures Contracts. Unlike common equity securities, futures contracts, by their terms, have stated expirations. As the exchange-traded Underlying Futures Contracts approach expiration, they are replaced by contracts of the same series that have a later expiration. For example, an Underlying
Futures Contract notionally purchased and held in June may specify a September expiration date. As time passes, the contract expiring in September is replaced by a contract for delivery in December. This is accomplished by notionally selling the September contract and notionally purchasing the December contract. This process is referred to as “rolling.” Excluding other considerations, if prices are higher in the distant delivery months than in the nearer delivery months, the notional purchase of the December contract would take place at a price that is higher than the price of the September contract, thereby creating a negative “roll return.”
Negative roll returns adversely affect the returns of the Underlying Futures Contracts and, therefore, the level of the S&P 500®
Futures Excess Return Index and any payments on, and the value of, the notes. Because of the potential effects of negative roll returns, it is possible for the level of the S&P 500® Futures Excess Return Index to decrease significantly over time, even when the levels of the underlying index referenced by the Underlying Futures Contracts are stable or increasing.
• OTHER KEY RISK:
o THE S&P 500® FUTURES EXCESS RETURN INDEX COMPRISES NOTIONAL ASSETS AND LIABILITIES. THERE IS NO
ACTUAL PORTFOLIO OF ASSETS TO WHICH ANY PERSON IS ENTITLED OR IN WHICH ANY PERSON HAS ANY
OWNERSHIP INTEREST.
• NON-U.S. SECURITIES RISK WITH RESPECT TO THE STOXX® EUROPE 600 INDEX AND THE MSCI EMERGING MARKETS
INDEX —
The equity securities included in the STOXX® Europe 600 Index and the MSCI Emerging Markets Index have been issued by non-
U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.
• THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK WITH RESPECT TO THE STOXX® EUROPE 600 INDEX AND
THE MSCI EMERGING MARKETS INDEX —
Because the prices of the equity securities included in the STOXX® Europe 600 Index are converted into European Union euros and the prices of the equity securities included in the MSCI Emerging Markets Index are converted into U.S. dollars, in each case for purposes of calculating the level of the relevant Index, holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities included in that Index trade. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the European Union euro with respect to the STOXX® Europe 600
Index or the U.S. dollar with respect to the MSCI Emerging Markets Index and the relative weight of the equity securities included in the relevant Index denominated in each of those currencies. If, taking into account the relevant weighting, the European Union euro with respect to the STOXX® Europe 600 Index or the U.S. dollar with respect to the MSCI Emerging Markets Index strengthens against those currencies, the level of the relevant Index will be adversely affected and any payment on the notes may be reduced.
• EMERGING MARKETS RISK WITH RESPECT TO THE MSCI EMERGING MARKETS INDEX —
The equity securities included in the MSCI Emerging Markets Index have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

PS-10 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
• RECENT EXECUTIVE ORDERS MAY ADVERSELY AFFECT THE PERFORMANCE OF THE MSCI EMERGING MARKETS
INDEX —
Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. The sponsor of the MSCI Emerging Markets Index has recently removed the equity securities of a small number of companies from the MSCI
Emerging Markets Index in response to these executive orders. If the issuer of any of the equity securities included in the Index is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the MSCI Emerging Markets Index. In addition, under these circumstances, the sponsor of the MSCI Emerging Markets Index is expected to remove the equity securities of that company from the MSCI
Emerging Markets Index. Any changes to the composition of the MSCI Emerging Markets Index in response to these executive orders could adversely affect the performance of the MSCI Emerging Markets Index.

PS-11 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
The Basket
The return on the notes is linked to an unequally weighted basket consisting of the S&P 500® Futures Excess Return Index, the
STOXX® Europe 600 Index and the MSCI Emerging Markets Index.
The S&P 500® Futures Excess Return Index measures the performance of the nearest maturing quarterly Underlying Futures Contracts trading on the Chicago Mercantile Exchange (the “Exchange”). The Underlying Futures Contracts are U.S. dollar-denominated futures contracts based on the S&P 500® Index. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the S&P 500® Futures Excess Return Index and the
Underlying Futures Contracts, see Annex A in this pricing supplement.
The STOXX® Europe 600 Index consists of 600 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the
Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The STOXX® Europe 600 Index and
STOXX are the intellectual property (including registered trademarks) of the STOXX Limited, Zurich, Switzerland and/or its licensors
(the “Licensors”), which are used under license. The notes based on the STOXX® Europe 600 Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither STOXX Limited nor any of its Licensors shall have any liability with respect thereto. For additional information about the STOXX® Europe 600 Index, see “Equity Index Descriptions — The
STOXX Benchmark Indices” in the accompanying underlying supplement.
The MSCI Emerging Markets Index is a free float-adjusted market capitalization index intended to measure the equity market performance of global emerging markets. For additional information about the MSCI Emerging Markets Index, see “Equity Index
Descriptions — The MSCI Indices” in the accompanying underlying supplement.
Historical Information
The following graphs set forth the historical performance of each Index based on the weekly historical closing levels from January 3,
2020 through October 10, 2025. The closing level of S&P 500® Futures Excess Return Index on October 15, 2025 was 547.72. The
closing level of the STOXX® Europe 600 Index on October 15, 2025 was 567.77. The closing level of the MSCI Emerging Markets
Index on October 15, 2025 was 1,365.69. We obtained the closing levels above and below from the Bloomberg Professional® service
(“Bloomberg”), without independent verification.
The historical closing levels of the Indices should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Basket on the Observation Date or the closing levels of the Indices on the Observation Date. There can be no assurance that the performance of the Basket will result in the return of any of your principal amount.

PS-12 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.
Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions”
that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax
Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the
accompanying product supplement. Assuming this treatment is respected, the gain or loss on your notes should be treated as long-
term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the

PS-13 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the
IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See
“Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated
Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.

PS-14 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Payout Profile” and “How the Notes Work” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Basket” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.
This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State
of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2023.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the

PS-15 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

PS-16 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
Annex A
The S&P 500® Futures Excess Return Index
All information contained in this pricing supplement regarding the S&P 500® Futures Excess Return Index (the “SPX Futures Index”),
including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow
Jones Indices LLC (“S&P Dow Jones”). The SPX Futures Index is calculated, maintained and published by S&P Dow Jones. S&P Dow
Jones has no obligation to continue to publish, and may discontinue the publication of, the SPX Futures Index.
The SPX Futures Index is reported by Bloomberg L.P. under the ticker symbol “SPXFP.”
The SPX Futures Index measures the performance of the nearest maturing quarterly E-mini® S&P 500® futures contracts (Symbol: ES)
(the “Underlying Futures Contracts”) trading on the Chicago Mercantile Exchange (the “Exchange”). E-mini® S&P 500® futures contracts are U.S. dollar-denominated futures contracts based on the S&P 500® Index. For additional information about the S&P 500®
Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement. The SPX Futures Index is calculated real-time from the price change of the Underlying Futures Contracts. The SPX Futures Index is an “excess return” index that is based on price levels of the Underlying Futures Contracts as well as the discount or premium obtained by “rolling” hypothetical positions in the Underlying Futures Contracts as they approach delivery. The SPX Futures Index does not reflect interest earned on hypothetical, fully collateralized contract positions.
Index Rolling
As each Underlying Futures Contract approaches maturity, it is replaced by the next maturing Underlying Futures Contract in a process referred to as “rolling.” The rolling of the SPX Futures Index occurs quarterly over a one-day rolling period (the “roll day”) every March,
June, September and December, effective after the close of trading five business days preceding the last trading date of the maturing
Underlying Futures Contract.
On any scheduled roll day, the occurrence of either of the following circumstances will result in an adjustment of the roll day according to the procedure set forth in this section:
• An exchange holiday occurs on that scheduled roll day.
• The daily contract price of any Underlying Futures Contract within the index on that scheduled roll day is a limit price.
If either of the above events occur, the relevant roll day will take place on the next designated commodity index business day whereby none of the circumstances identified take place.
If a disruption is approaching the last trading day of a contract expiration, the Index Committee (defined below) will convene to determine the appropriate course of action, which may include guidance from the Exchange.
The Index Committee may change the date of a given rebalancing for reasons including market holidays occurring on or around the scheduled rebalancing date. Any such change will be announced with proper advance notice where possible.
Index Calculations
The closing level of the SPX Futures Index on any trading day reflects the change in the daily contract price of the Underlying Futures
Contract since the immediately preceding trading day. On each quarterly roll day, the closing level of the SPX Futures Index reflects the change from the daily contract price of the maturing Underlying Futures Contract on the immediately preceding trading day to the daily contract price of the next maturing Underlying Futures Contract on that roll day.
The daily contract price of an Underlying Futures Contract will be the settlement price reported by the Exchange. If the Exchange fails to open due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events, the SPX Futures
Index uses the prior daily contract prices. In situations where the Exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, S&P Dow Jones calculates the closing level of the SPX Futures
Index based on (1) the daily contract price published by the Exchange, or (2) if no daily contract price is available, the Index Committee determines the course of action and notifies clients accordingly.
Index Corrections and Recalculations
S&P Dow Jones reserves the right to recalculate an index at its discretion in the event that settlement prices are amended or upon the occurrence of a missed index methodology event (deviation from what is stated in the methodology document).

PS-17 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
Index Governance
An S&P Dow Jones index committee (the “Index Committee”) maintains the SPX Futures Index. All committee members are full-time professional members of S&P Dow Jones’ staff. The Index Committee may revise index policy covering rules for including currencies, the timing of rebalancing or other matters. The Index Committee considers information about changes to the SPX Futures Index and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.
The Index Committees reserve the right to make exceptions when applying the methodology of the SPX Futures Index if the need arises. In any scenario where the treatment differs from the general rules stated in this document or supplemental documents, notice will be provided, whenever possible.
In addition to the daily governance of the SPX Futures Index and maintenance of its index methodology, at least once within any 12-
month period, the Index Committee reviews the methodology to ensure the SPX Futures Index continues to achieve the stated
objectives, and that the data and methodology remain effective. In certain instances, S&P Dow Jones may publish a consultation inviting comments from external parties.
License Agreement
JPMorgan Chase & Co. or its affiliate has entered into an agreement with S&P Dow Jones that provides it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the SPX Futures Index, which is owned and published by S&P Dow Jones, in connection with certain securities, including the notes.
The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third-party licensors. Neither S&P Dow Jones nor its third-party licensors make any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the SPX Futures Index to track general stock market performance. S&P Dow Jones’ and its third-party licensors’ only relationship to JPMorgan Financial or JPMorgan
Chase & Co. is the licensing of certain trademarks and trade names of S&P Dow Jones and the third-party licensors and of the SPX
Futures Index which is determined, composed and calculated by S&P Dow Jones or its third-party licensors without regard to JPMorgan
Financial or JPMorgan Chase & Co. or the notes. S&P Dow Jones and its third-party licensors have no obligation to take the needs of
JPMorgan Financial or JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the SPX Futures Index. Neither S&P Dow Jones nor its third-party licensors are responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the notes.
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ACCURACY, TIMELINESS OR COMPLETENESS OF THE SPX FUTURES INDEX OR ANY DATA INCLUDED THEREIN OR ANY
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and its affiliates, including JPMorgan Financial.
Background on Futures Contracts
Overview of Futures Markets
Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period. Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a stated delivery month for a fixed price.
A futures contract provides for a specified settlement month in which the cash settlement is made or in which the underlying asset or

PS-18 | Structured Investments
Return Notes Linked to an Unequally Weighted Basket Consisting of the
S&P 500® Futures Excess Return Index, the STOXX® Europe 600 Index
and the MSCI Emerging Markets Index
financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser
(whose position is therefore described as “long”).
No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.
By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts.
In the United States, futures contracts are traded on designated contract markets. At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss.
Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house.
Unlike common equity securities, futures contracts, by their terms, have stated expirations. At a specific point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in a futures contract expiring in November who wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell the November contract, which serves to close out the existing long position, and buy a futures contract expiring in December. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.
Futures exchanges and clearing houses in the United States are subject to regulation by the Commodity Futures Trading Commission
(the “CFTC”). Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by foreign regulatory authorities comparable to the CFTC. The structure and nature of trading on non-U.S. exchanges, however, may differ from the above description.
Underlying Futures Contracts
E-mini® S&P 500® futures contracts are U.S. dollar-denominated futures contracts, based on the S&P 500® Index, traded on the
Exchange, representing a contract unit of $50 multiplied by the S&P 500® Index, measured in cents per index point.
E-mini® S&P 500® futures contracts listed for the nearest nine quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the E-mini® S&P 500® futures contracts will terminate at 9:30 A.M.
Eastern time on the third Friday of the contract month.
The daily settlement prices of the E-mini® S&P 500® futures contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the
Exchange during a specified settlement period. The final settlement price of E-mini® S&P 500® futures contracts is based on the opening prices of the component stocks in the S&P 500® Index, determined on the third Friday of the contract month.